UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2018

SANGAMO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30171	68-0359556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

501 Canal Blvd., Richmond, California 94804

(Address of principal executive offices) (Zip Code)

(510) 970-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously announced, on July 20, 2018, Sangamo Therapeutics, Inc. (the “Company”), entered into a Share Purchase Agreement (the “SPA”) with certain shareholders of TxCell S.A., a French société anonyme (“TxCell”), and the Company and TxCell entered into a Tender Offer Agreement (the “TOA”), pursuant to which the Company, directly or through a subsidiary, agreed to acquire 100% of the equity interests of TxCell for approximately €72 million, on a debt-free and cash-free basis.

On October 1, 2018, the Company completed the acquisition of approximately 53% of the outstanding share capital and voting rights of TxCell pursuant to the SPA (the “Block Transaction”). TxCell will now operate as a subsidiary of the Company. Pursuant to the TOA, the Company, directly or through a subsidiary, will soon commence a cash tender offer (the “Offer”) to acquire all of the ordinary shares of TxCell not held by the Company or any subsidiary of the Company for the same per share price paid in the Block Transaction (i.e., €2.58 per share) (the “Offer Price”). If, following completion of the Offer, as it may be extended, the Company owns at least 95% of the share capital and voting rights of TxCell, the Company plans to acquire the remaining ordinary shares of TxCell for the Offer Price through a compulsory squeeze-out procedure under French law.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements regarding the Company’s current expectations. These forward looking statements include, without limitation, statements related to the anticipated launch and completion of the Offer and the expected timing thereof, and the Company’s plan following the anticipated completion of the Offer to acquire the remaining ordinary shares of TxCell for the Offer Price through a compulsory squeeze-out procedure under French law. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, the Company’s ability to complete the Offer and squeeze-out procedure on the proposed terms and schedule, including risks and uncertainties related to the receipt of requisite regulatory approvals; and the possibility that the Company may be unable to acquire 100% of the equity interests of TxCell for some period of time, if ever, which may result in increased expenditures and otherwise adversely affect the Company’s business and its ability to realize the anticipated benefits of the acquisition of TxCell. Actual results may differ from those projected in forward-looking statements due to these and other risks and uncertainties that exist in the Company’s operations and business environments. These risks and uncertainties are described more fully in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 as filed with the Securities and Exchange Commission on August 8, 2018. Forward-looking statements contained in this current report on Form 8-K are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO THERAPEUTICS, INC.

By:	/s/ Heather Turner
Name:	Heather Turner
Title:	Senior Vice President and General Counsel

Dated: October 1, 2018